Exhibit 99.1

FOR RELEASE, Wednesday, March 23, 2016	For Further Information:
1:15 p.m. Pacific Daylight Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2016 FIRST QUARTER RESULTS
Total Revenues Up 17% to $678 Million; Diluted Earnings Per Share Increases to $.14
Net Order Value Increases 9% to $825 Million
LOS ANGELES (March 23, 2016) — KB Home (NYSE: KBH) today reported results for its first quarter ended February 29, 2016.
“We are off to a strong start to 2016,” said Jeffrey Mezger, president and chief executive officer. “Solid execution on our key operating strategies drove measurable growth in revenues, operating margin and earnings. We ended the quarter with a healthy backlog and continued positive momentum in our core homebuilding business, reinforcing our favorable outlook for the full year.”
Statement of Operations (comparisons on a year-over-year basis)

•	Total revenues grew 17% to $678.4 million.

•	Housing revenues increased 28% to $672.6 million.

•	Deliveries rose 23% to 1,953 homes.

•	Average selling price increased 5% to $344,400.

•	Land sale revenues totaled $3.1 million, compared to $53.0 million.

•	Housing gross profit margin improved to 16.0%, net of approximately 20 basis points of inventory impairment and land option contract abandonment charges.

•	Adjusted housing gross profit margin, which excludes the amortization of previously capitalized interest and inventory-related charges, improved 120 basis points to 20.7%.

•	Selling, general and administrative expenses improved 40 basis points to 13.1% of housing revenues.

•
Homebuilding operating income grew 32% to $19.0 million from $14.4 million. The current quarter included a land sale loss of $.9 million, compared to a $6.0 million land sale gain in the year-earlier quarter.

•	Homebuilding operating income margin increased 30 basis points. Excluding land sale results, homebuilding operating income margin rose 140 basis points to 3.0%.

•	Income tax expense of $2.9 million was favorably impacted by $3.3 million of federal energy tax credits earned from building energy-efficient homes and represented an effective tax rate of 18.1%.

•	Net income grew 68% to $13.1 million.

•	Earnings per diluted share increased to $.14 from $.08.
Backlog and Net Orders (comparisons on a year-over-year basis)

•	Ending backlog value grew 29% to $1.43 billion.

•	Homes in backlog increased 22% to 4,285.

•	Net order value increased 9% to $824.7 million.

•	Net orders grew 4% to 2,272.

•	The cancellation rate as a percentage of beginning backlog improved to 21% from 25%.

•	Average community count increased 6% to 244, with ending community count totaling 241.
Balance Sheet (as of February 29, 2016)

•	Cash, cash equivalents and restricted cash totaled $327.4 million.

•	Inventories totaled $3.47 billion, and investments in land acquisition and development totaled $385.7 million for the quarter.

•	Lots owned or controlled totaled 48,211, of which 81% were owned.

•	There were no cash borrowings outstanding under the unsecured revolving credit facility.

•	Repurchased nearly 8.4 million shares of common stock during the quarter at a total cost of $85.9 million under the program authorized by the Company’s board of directors in January 2016.
“Our strategic focus this year remains centered on driving profitable growth and enhancing stockholder value,” said Mezger. “We are also committed to maintaining financial strength and flexibility, making focused capital allocation decisions to support our goals and invest in our operating platform, and managing our leverage. Consistent with this balanced approach, we repurchased more than eight million shares of our common stock during the quarter at a significant discount to book value,” concluded Mezger.
Earnings Conference Call
The conference call to discuss first quarter 2016 earnings will be broadcast live TODAY at 2:00 p.m. Pacific Daylight Time, 5:00 p.m. Eastern Daylight Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first NYSE-listed homebuilder (ticker symbol: KBH), the company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; adverse market conditions, including an increased supply of unsold homes, declining home prices and greater foreclosure and short sale activity, among other things, that could negatively affect our consolidated financial statements, including due to additional impairment or land option contract abandonment charges, lower revenues and operating and other losses; conditions in the capital, credit and financial markets (including residential mortgage lending standards, the availability of residential mortgage financing and mortgage foreclosure rates); material prices and availability; trade costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level, maturity schedule and structure and to access the equity, credit, capital or other financial markets or other external financing sources, including raising capital through the public or private issuance of common stock, debt or other securities, and/or project financing, on favorable terms; our compliance with the terms and covenants of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and resale homes, including lenders and other sellers of homes obtained through foreclosures or short sales; weather events, significant natural disasters and other climate and environmental factors, including the severe prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential mortgage interest payments and property taxes, tax exemptions for profits on home sales, programs intended to modify existing mortgage loans and to prevent mortgage foreclosures and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; decisions regarding federal fiscal and monetary policies, including those relating to taxation, government spending, interest rates and economic stimulus measures; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred, including our warranty claims and costs experience at certain of our communities in Florida; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives with respect to product, geographic and market positioning (including our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count, open additional communities for sales, sell higher-priced homes and more design studio options, increase the size and value of our backlog, and our operational and investment concentration in markets in California), revenue growth, asset optimization (including by effectively balancing home sales prices and sales pace in our communities), asset activation and/or monetization, local field management and talent investment, containing and leveraging overhead costs, gaining share and scale in our served markets and increasing our housing gross profit margins and profitability; consumer traffic to our new home communities and consumer interest in our product designs and offerings, particularly from higher-income consumers; cancellations and our ability to realize our backlog by converting net orders to home deliveries and revenues; our home sales and delivery performance, particularly in key markets in California; our ability to generate cash from our operations, enhance our asset efficiency, increase our operating income margin and/or improve our return on invested capital; the manner in which our homebuyers are offered and whether they are able to obtain residential mortgage loans and mortgage banking services, including from Home Community Mortgage; the performance of Home Community Mortgage; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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(Tables Follow)
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KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended February 29, 2016 and February 28, 2015
(In Thousands, Except Per Share Amounts — Unaudited)

	Three Months Ended
	February 29, 2016	February 28, 2015
Total revenues	$678,371	$580,121
Homebuilding:
Revenues	$675,742	$577,888
Costs and expenses	(656,750)	(563,490)
Operating income	18,992	14,398
Interest income	152	103
Interest expense	(3,697)	(5,338)
Equity in loss of unconsolidated joint ventures	(603)	(347)
Homebuilding pretax income	14,844	8,816
Financial services:
Revenues	2,629	2,233
Expenses	(859)	(964)
Equity in income (loss) of unconsolidated joint ventures	(587)	414
Financial services pretax income	1,183	1,683
Total pretax income	16,027	10,499
Income tax expense	(2,900)	(2,700)
Net income	$13,127	$7,799
Earnings per share:
Basic	$.15	$.08
Diluted	$.14	$.08
Weighted average shares outstanding:
Basic	89,239	91,954
Diluted	99,427	101,700

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands — Unaudited)

	February 29, 2016	November 30, 2015
Assets
Homebuilding:
Cash and cash equivalents	$323,076	$559,042
Restricted cash	4,357	9,344
Receivables	152,089	152,682
Inventories	3,468,644	3,313,747
Investments in unconsolidated joint ventures	68,572	71,558
Deferred tax assets, net	779,396	782,196
Other assets	113,060	112,774
	4,909,194	5,001,343
Financial services	12,862	14,028
Total assets	$4,922,056	$5,015,371

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$167,575	$183,770
Accrued expenses and other liabilities	483,286	513,414
Notes payable	2,652,705	2,625,536
	3,303,566	3,322,720
Financial services	1,432	1,817
Stockholders’ equity	1,617,058	1,690,834
Total liabilities and stockholders’ equity	$4,922,056	$5,015,371

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months Ended February 29, 2016 and February 28, 2015
(In Thousands, Except Average Selling Price — Unaudited)

	Three Months Ended
	February 29, 2016	February 28, 2015
Homebuilding revenues:
Housing	$672,646	$524,841
Land	3,096	53,047
Total	$675,742	$577,888

	Three Months Ended
	February 29, 2016	February 28, 2015
Homebuilding costs and expenses:
Construction and land costs
Housing	$564,828	$445,383
Land	3,990	47,035
Subtotal	568,818	492,418
Selling, general and administrative expenses	87,932	71,072
Total	$656,750	$563,490

	Three Months Ended
	February 29, 2016	February 28, 2015
Interest expense:
Interest incurred	$46,251	$45,003
Interest capitalized	(42,554)	(39,665)
Total	$3,697	$5,338

	Three Months Ended
	February 29, 2016	February 28, 2015
Other information:
Depreciation and amortization	$2,781	$2,725
Amortization of previously capitalized interest	30,682	22,293

	Three Months Ended
	February 29, 2016	February 28, 2015
Average selling price:
West Coast	$558,800	$550,600
Southwest	286,700	274,800
Central	260,200	238,000
Southeast	270,900	264,200
Total	$344,400	$329,500

KB HOME SUPPLEMENTAL INFORMATION For the Three Months Ended February 29, 2016 and February 28, 2015 (Dollars in Thousands — Unaudited)

			Three Months Ended
			February 29, 2016	February 28, 2015
Homes delivered:
West Coast			508	414
Southwest			350	237
Central			765	653
Southeast			330	289
Total			1,953	1,593

			Three Months Ended
			February 29, 2016	February 28, 2015
Net orders:
West Coast			555	552
Southwest			359	389
Central			901	870
Southeast			457	378
Total			2,272	2,189

			Three Months Ended
			February 29, 2016	February 28, 2015
Net order value:
West Coast			$337,611	$317,557
Southwest			107,288	108,658
Central			253,215	227,043
Southeast			126,560	99,918
Total			$824,674	$753,176

	February 29, 2016		February 28, 2015
	Backlog Homes	Backlog Value	Backlog Homes	Backlog Value
Backlog data:
West Coast	785	$461,738	731	$403,780
Southwest	614	174,381	476	125,819
Central	1,978	548,985	1,706	419,490
Southeast	908	248,403	592	160,189
Total	4,285	$1,433,507	3,505	$1,109,278

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the Three Months Ended February 29, 2016 and February 28, 2015
(In Thousands, Except Percentages — Unaudited)
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, both of which are not calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the adjusted housing gross profit margin and the ratio of net debt to capital are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, therefore, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Three Months Ended
	February 29, 2016	February 28, 2015
Housing revenues	$672,646	$524,841
Housing construction and land costs	(564,828)	(445,383)
Housing gross profits	107,818	79,458
Add: Amortization of previously capitalized interest (a)	30,206	22,293
Inventory-related charges (b)	1,179	448
Adjusted housing gross profits	$139,203	$102,199
Housing gross profit margin as a percentage of housing revenues	16.0%	15.1%
Adjusted housing gross profit margin as a percentage of housing revenues	20.7%	19.5%

(a)	Represents the amortization of previously capitalized interest associated with housing operations.

(b)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) amortization of previously capitalized interest associated with housing operations and (2) housing inventory impairment and land option contract abandonment charges recorded during a given period, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that the amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of amortization of previously capitalized interest associated with housing operations, and housing inventory impairment and land option contract abandonment charges. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages — Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	February 29, 2016	November 30, 2015
Notes payable	$2,652,705	$2,625,536
Stockholders’ equity	1,617,058	1,690,834
Total capital	$4,269,763	$4,316,370
Ratio of debt to capital	62.1%	60.8%

Notes payable	$2,652,705	$2,625,536
Less: Cash and cash equivalents and restricted cash	(327,433)	(568,386)
Net debt	2,325,272	2,057,150
Stockholders’ equity	1,617,058	1,690,834
Total capital	$3,942,330	$3,747,984
Ratio of net debt to capital	59.0%	54.9%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents and restricted cash, by capital (notes payable, net of homebuilding cash and cash equivalents and restricted cash, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.